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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                     Percentage of Voting
                                                                      Securities Owned By
                                                                    Immediate Parent as of
                                                                       December 31, 2001
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Consolidated subsidiaries of the Registrant
      (Jurisdiction of incorporation):
      Parker Drilling Company of Oklahoma, Inc. (Oklahoma)                  100%
      Parker Technology, Inc. (Oklahoma) (1)                                100%
      Parker-VSE, Inc. (Nevada) (2)                                         100%
      Parker Drilling Company International Limited (Nevada) (3)            100%
      Parker Drilling Company of New Guinea, Inc. (Oklahoma)                100%
      Parker Drilling Company Limited (Nevada)                              100%
      Parker North America Operations, Inc. (Nevada) (4)                    100%
      Parker Drilling Offshore Corporation (Nevada)                         100%
      Parker Drilling Company (Bolivia) S.A. (Bolivia)                      100%
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Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.

      (1)   Parker Technology, Inc. owns 100% of two subsidiary corporations, namely: Parco Masts and Substructures, Inc. (Oklahoma) Parker Valve Company (Texas)

      (2)   Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns
                  100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).

      (3)   Parker Drilling Company International Limited owns 100% of five subsidiary corporations, namely:
                  Parker Drilling International of New Zealand Limited (New Zealand) Choctaw International Rig Corp. (Nevada) (which owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma)) Creek International Rig Corp. (Nevada) (which owns 100% of Perforadora Ecuatoriana (Ecuador)) Parker Drilling of Siberia (Russia)

      (4)   Parker North America Operations, Inc. owns 100% of:
                  Parker Drilling Company North America, Inc. (Nevada).
                  Parker Drilling U.S.A. Ltd. (Nevada) which owns:
                      Parker Drilling Offshore International, Inc. (Cayman
                        Islands)-100%, which owns Parker Drilling (Nigeria) Ltd
                        - 60%
                      Mallard Drilling of South America, Inc. (Cayman Islands) -
                        100%
                      Parker Drilling Offshore U.S.A., L.L.C. (Oklahoma) - 99% Quail Tools, L.L.P. (Oklahoma) - 99%
                      Parker Technology, LLC (Louisiana) - 99%
                  Parker Drilling Company Limited (Oklahoma) which owns 1% of:
                      Parker Drilling Offshore U.S.A., L.L.C. (Oklahoma)
                      Quail Tools, L.L.P. (Oklahoma)
                      Parker Technology, LLC (Louisiana)